UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2009 (March 12, 2009)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	1. Adoption of the 2009 Executive Bonus Plan

On March 12, 2009, the Board of Trustees (the “Board”) of Glimcher Realty Trust (the “Registrant”) approved, upon the recommendation and approval of the Executive Compensation Committee, the 2009 Executive Bonus Plan (the “Plan”) for its senior executive officers, including its “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) (a “Named Executive Officer”).  The Plan establishes the percentage targets for bonus payments to such officers for performance incentives reached during fiscal year 2009.  Under the Plan, each of the senior executive officers participating in the Plan has a bonus target that is a percentage of their respective base salary paid during 2009 from which the bonus payment under the Plan will be determined.  The bonus targets for each Plan participant that is a Named Executive Officer are listed in the chart below:

Named Executive Officer	Bonus Target
Chairman of the Board & Chief Executive Officer	85% of base salary
President & Chief Operating Officer	50% of base salary
Executive Vice President, Chief Financial Officer & Treasurer	50% of base salary
Executive Vice President & Chief Investment Officer	50% of base salary
Senior Vice President, Director of Leasing	30% of base salary

A participant’s bonus payment amount under the Plan is determined based upon an evaluation of the participant’s individual performance and the Registrant’s operating performance.  Individual performance is measured by the person’s achievement of goals or objectives established during the first quarter of the year (the “Objectives Bonus Target”) and the Registrant’s operating performance is determined based upon a review and evaluation of our year-end Funds From Operations results (the “FFO Bonus Target”).  A participant’s FFO Bonus Target is 70% of his respective Bonus Target (the “FFO Component”).  A participant’s Objectives Bonus Target is 30% of his respective Bonus Target (the “Objectives Component”).

Based upon individual performance, participants may qualify to receive between 75%–125% of their Objectives Components.  Based upon the Registrant’s corporate performance, participants may qualify to receive between 25%–150% of their FFO Components.  Accordingly, if a participant is eligible to receive more than 100% of one or both of his respective Objectives Component and FFO Component, the amount granted to such participant may significantly exceed the bonus target set forth above.  A participant’s bonus payment under the Plan is an amount that is the sum of two components: (i) an amount equal to the percentage of the FFO Component that he is eligible to receive and (ii) an amount equal to the percentage of the Objectives Component that he is eligible to receive.  Actual awards under the Plan may vary based on the Executive Compensation Committee’s evaluation of the Registrant’s year-end FFO performance as well as the participant achieving, exceeding, or failing to meet individual performance goals during the 2009 fiscal year.

2.	Modification of Annual Salaries for the Named Executive Officers

As part of a corporate wide effort to reduce expenses and costs, on March 12, 2009, the Registrant’s Board and Executive Compensation Committee approved salary modifications for all bonus-level employees and officers of the Registrant and its affiliates, including each Named Executive Officer.  The salary reductions range from 2.5% to 10%.   For the Registrant’s senior executive officers, including each Named Executive Officer, base salaries for 2009 were reduced 10% from 2008 levels, effective April 5, 2009.

Item 8.01 Other Events.

Modification of Annual Retainer and Fees for Board Members

As part of a corporate wide effort to reduce expenses and costs, on March 12, 2009, the Registrant’s Board and Executive Compensation Committee approved modifications to the annual retainer, meeting fees, chairperson fees and service fees paid to members of the Board.  The modifications reduced the aforementioned fees by 10% from levels paid during 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: March 18, 2009	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary

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